                                 Law Offices of
                               BEN-ZVI & BECK, LLP
                        611 West Sixth Street, Suite 2620
                          Los Angeles, California 90017
                            Telephone: (213) 488-0240
                            Facsimile: (213) 488-9490

                                   May 1, 2004

Via Facsimile (404) 506-9797 and Regular U.S. Mail

Mr. Frederick J. Alger
Interim Chief Financial Officer
ORBIT BRANDS CORPORATION
c/o Smart Voice Telecommunications, Inc.
2959D Chapel Hill Road PMB 112
Douglasville, GA. 30135

         Re:   ORBIT BRANDS CORPORATION (the "Company")

Dear Fred:

        Based upon my discussions with Joe, in his capacity as Chairman and Chief
Executive Officer of the Company, this letter is to confirm the Company's intention to enter into a formal Executive Employment Agreement with you within approximately thirty (30) days after the filing with the Securities and Exchange
Commission of the Company's Form 10-KSB, which is presently pending completion and filing.

        Pending the execution of the formal employment agreement, the Company wishes to confirm the essential material terms of your employment going forward, effective as of May 1, 2004, in order to provide you with assurance that the
Company and you have now agreed upon such terms and that they are effective as of this date. The Company confirms that you have been engaged in the capacity of
Interim Chief Financial Officer and that you will be operating in such capacity from this date forward.

        As we have discussed, the Company believes it is in everyone's interest, both the Company's and all of its executive officers, including Joe, to engage the services of experienced labor counsel to properly review and modify all existing management and executive employment agreements and to make certain they are comprehensive and fully consistent with the current state of applicable law.
Thus, all of the Company's present employment agreements with officers or consultants of the Company will be subject to such review and modification procedures.

Mr. Frederick J. Alger
May 1, 2004

        Accordingly, this will confirm the following terms and conditions of your employment relationship with the Company:

        (1) Base salary and term - $120,000 annually; one - year initial term

        (2) Bonus - at least 15% of base salary

        (3) Compensation reviews to be performed by Compensation
        Committee

        (4) Termination conditions to be based only on fraud or breach of fiduciary responsibilities (defined to include failure to fulfill job responsibilities, e.g., obtaining compliance with SEC filing requirements, effective stewardship of corporate resources, and following directions of the CEO and the Board of Directors)

        (5) Severance terms and conditions to be consistent with all other senior executive and management personnel contracts which are to be completed by the Company's labor counsel for the
        Company and its subsidiaries

        (6) All other material terms and conditions to be consistent with all other senior executive and management personnel contracts which are to be completed by the Company's labor counsel for the
        Company and its subsidiaries

        (7) Policies and Procedures - to include the following terms:

                (a) CFO to have signature authority access to all Company
                checking accounts, and electronic password and login access;
                and

                (b) any changes to capital structure to be discussed with
                CFO, in advance.

        Naturally, it is not possible to be completely comprehensive in this summary of the terms and conditions of your employment, but we wanted to provide you with certain essentials going forward.

Mr. Frederick J. Alger
May 1, 2004

        Please remember that the consideration described above applies only to the employment relationship between you and the Company. This letter does not replace or affect your employment relationships with SmartVoice
Telecommunications or Malibu Beach Beverage Company, which are independent of your relationship with the Company.

        As always, please contact me with any questions.

                                                              Cordially,

                                                              Paul A. Beck

         ACKNOWLEDGED AND APPROVED:

         ORBIT BRANDS CORPORATION

         By /s/Joseph R. Cellura
              Joseph R. Cellura
         Chairman and Chief Executive Officer